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Exhibit 10.3

WELLCARE HEALTH PLANS, INC.
LONG TERM INCENTIVE CASH BONUS PLAN

LONG TERM INCENTIVE CASH BONUS PLAN AWARD AGREEMENT

This LONG TERM INCENTIVE CASH BONUS PLAN AWARD AGREEMENT (the “Award Agreement”) is made and entered into effective as of [•] (the “Grant Date”), by and between WellCare Health Plans, Inc., a Delaware corporation (“WellCare”), and [•] (the “Grantee”).

RECITALS

In consideration of services to be rendered by the Grantee as an employee of WellCare and its Subsidiaries and to provide incentive to the Grantee to remain with WellCare and its Subsidiaries, it is in the best interests of WellCare to make an Award grant to the Grantee in accordance with the terms of this Award Agreement; and

The Award is granted pursuant to the WellCare Health Plans, Inc. Long Term Incentive Cash Bonus Plan (the “Plan”), the terms of which are incorporated herein for all purposes.  Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Award.  WellCare hereby grants on the Grant Date to the Grantee $[•] (the “Award”), subject to the terms, provisions and restrictions set forth in this Award Agreement and in the Plan.  $[•] is the “Target Award”.  Each Award is a cash award calculated in accordance with the terms set forth below.  The minimum Award is zero; the maximum amount of the Award is equal to $[•] (the “Maximum Award”).  The amount that is to be paid in respect of an Award shall be calculated in accordance with any and all of the financial and performance criteria set forth Schedule 1.  Notwithstanding the foregoing or as a limitation of Section 6, at any time prior to a Change in Control of WellCare, the Committee in its sole discretion, shall be permitted at any time prior to payment in respect of an Award to reduce or otherwise amend the Award (including determining that zero dollars should be paid), regardless of whether the financial and performance criteria set forth in Schedule 1 have been achieved.

2.	Payment of Awards.

(a)           Except as provided in Sections 1, 2(b) and 3 hereof, a Grantee shall be paid an amount in cash with respect to an Award as soon as practicable following the end of the Performance Period, but in no event later than March 15 of the year following the year in which the end of the Performance Period occurs (the “Payment Date”); provided, than any applicable performance goals have been achieved and the Grantee satisfies the other requirements set forth in this Award Agreement, in each case as determined in the Committee’s sole discretion.  The Performance Period begins on [•] and ends on [•].

(b)           Subject to Section 3 and subject to any determinations made by the Committee pursuant to the last sentence of Section 1, in the event of a Change in Control of WellCare, the Target Award shall become payable on the Payment Date.

3.           Termination of Employment.

(a)           Except as set forth in Section 3(b), upon the termination or cessation of Grantee’s employment with WellCare and its Subsidiaries (the “Date of Termination”) for any reason whatsoever, if payment has not been made in respect of an Award, the Award shall automatically and without notice terminate, be forfeited and become null and void.

(b)           Notwithstanding the foregoing, and subject to any determinations made by the Committee pursuant to the last sentence of Section 1, if the Grantee ceases to be an employee of WellCare and its Subsidiaries, and the Grantee’s employment was terminated (i) by WellCare or a Subsidiary without Cause, or (ii) by the Grantee for Good Reason, in either case, within twelve months after there is a Change in Control of WellCare, then the Target Award shall be paid as soon as practicable following the Date of Termination, but in no event later than March 15 of the year following the year in which the Date of Termination occurs.

(c)           Definitions.  For purposes of this Award Agreement, the terms “Cause” and “Good Reason” shall have the meetings set forth below.

(i)           “Cause” shall have the equivalent meaning as the term “cause” or “for cause” in any employment agreement between the Grantee and WellCare or any Subsidiary, or in the absence of such an agreement that contains such a defined term, shall mean the occurrence of one or more of the following events: (A) conviction of any felony or any crime or offense lesser than a felony involving the property of WellCare or a Subsidiary; or (B) deliberate or reckless conduct that has caused demonstrable and serious injury to WellCare or a Subsidiary, monetary or otherwise, or any other serious misconduct of such a nature that the Grantee’s continued relationship with WellCare or a Subsidiary may reasonably be expected to adversely affect the business or properties of WellCare or any Subsidiary; or (C) willful refusal to perform or reckless disregard of duties properly assigned, as determined by WellCare; or (D) breach of duty of loyalty to WellCare or a Subsidiary or other act of fraud or dishonesty with respect to WellCare or a Subsidiary.  For purposes of this Section 3(c)(i), any good faith determination of “Cause” made by the Committee shall be binding and conclusive on all interested parties.

(ii)           “Good Reason” shall have the equivalent meaning as the term “good reason” or “for good reason” in any employment agreement between the Grantee and WellCare or any Subsidiary, or in the absence of such an agreement that contains such a defined term, shall mean (A) the assignment to the Grantee of any duties materially inconsistent with the Grantee’s duties or responsibilities as assigned by WellCare (or a Subsidiary), or any other action by WellCare (or a Subsidiary) which results in a material diminution in such duties or responsibilities, excluding for this purpose any isolated, insubstantial and inadvertent actions not taken in bad faith and which are remedied by WellCare (or a Subsidiary) promptly after receipt of notice thereof given by the Grantee; (B) any material failure by WellCare (or a Subsidiary) to make any payment of compensation or pay any benefits to the Grantee that have been agreed upon between WellCare (or a Subsidiary) and the Grantee in writing, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by WellCare (or a Subsidiary) promptly after receipt of notice thereof given by the Grantee; or (C) WellCare’s (or Subsidiary’s) requiring the Grantee to be based at any office or location outside of fifty miles from the location of employment as of the date of award, except for travel reasonably required in the performance of the Grantee’s responsibilities.

4.           Rights with Respect to Awards.  In the event of any merger, consolidation or other reorganization in which WellCare is not the surviving or continuing company or in which a Change in Control is to occur, all of WellCare’s obligations with respect to the Award shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing company or canceled in exchange for cash.

5.           Miscellaneous.

(a)           Tax Withholding.  Any payments paid pursuant to this Award Agreement will be subject to any Federal, State or local taxes required by law to be withheld.

(b)           Section 409A.  This Award Agreement shall be interpreted, administered and construed in a manner so as to avoid the imposition of interest, taxes and penalties on the Grantee pursuant to Section 409A of the Code.  It is intended that the Award is exempt from the requirements of Section 409A of the Code pursuant to the “short-term deferral” exception under Treasury Regulation Section 1.409A-1(b)(4).

(c)           No Limit on Other Compensation Arrangements.  Nothing contained in this Agreement shall preclude the Company and its Subsidiaries from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(d)           Severability.  If any term or provision of this Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Award Agreement or an Award hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Award Agreement and the award hereunder shall remain in full force and effect).

(e)           No Trust or Fund Created.  Neither this Award Agreement nor the grant of the Award  hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and its Subsidiaries and the Grantee or any other person.  To the extent that the Grantee or any other person acquires a right to receive payments from the Company and its Subsidiaries pursuant to this Award Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f)            Electronic Delivery and Signature.  Grantee hereby consents and agrees to electronic delivery of the Plan and any related documents.  If the Company establishes procedures for an electronic signature system for delivery and acceptance of the Plan and any related documents, Grantee hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.  Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

(g)           Headings.  Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference.  Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Award Agreement or any term or provision hereof.

(h)           Governing Law.  This Award Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

(i)            Counterparts.  This Award Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

6.           Forfeiture and Repayment of Award.  If, at any time, the Board or the Committee, as the case may be, in its sole discretion determines that any action or omission by the Grantee constituted (a) wrongdoing that contributed to (i) any material misstatement in or omission from any report or statement filed by the Company with the U.S. Securities and Exchange Commission or (ii) a statement, certification, cost report, claim for payment, or other filing made under Medicare or Medicaid that was false, fraudulent, or for an item or service not provided as claimed, (b) intentional or gross misconduct, (c) a breach of a fiduciary duty to the Company or a Subsidiary or (d) fraud, then in each such case, commencing with the first fiscal year of the Company during which such action or omission occurred, the Grantee shall forfeit (without any payment therefore) up to 100% of the Award that has not been paid out and shall repay to the Company, upon notice to the Grantee by the Company, up to 100% of the pre-tax amount received in respect of the Award during and after such fiscal year.  The Board or the Committee, as the case may be, shall determine in its sole discretion the date of occurrence of such action or omission, the percentage of the Award that shall be forfeited and the percentage of the pre-tax amount received pursuant to the Award that must be repaid to the Company.

*  *  *  *  *

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Award Agreement as of the date first written above.

WELLCARE HEALTH PLANS, INC.

By: ______________________________
Name: Alec Cunningham
Title: Chief Executive Officer

Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award Agreement subject to all of the terms and provisions thereof.  Grantee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of this Award Agreement and the Plan.

GRANTEE:

By: __________________________________
[•]

SCHEDULE 1

CRITERIA FOR PAYMENT OF AWARD

All terms used in the chart below shall be defined and interpreted in the Committee’s sole discretion.

WEIGHT Payout	METRIC	THRESHOLD 50%	TARGET 100%	MAXIMUM 150%
FINANCIAL
25%	Return on Equity	Closing the gap to peer median	Peer Median	Exceptional performance above median
25%	Operating Margin
QUALITY
50%	Medicare STARS Report	Discretion	3.5	Discretion
	Medicaid HEDIS/Quality Results	Discretion	100%	Discretion
	Accreditation Achievement	Discretion	100% accredited in all Medicaid states	Discretion
	Quality of Leadership	70%	75%	80%

Regardless of whether any criteria set forth in Schedule 1 have been achieved, in making a determination as to whether or not an Award will be paid, and the amounts of Award payments, if any, the Committee will take into consideration other factors, including, but not limited to, unanticipated events, acquisition and expansion costs, non-recurring and extraordinary items, and other equitable factors, as determined by the Committee in its sole discretion, if such factors occur.

Notwithstanding the foregoing or as a limitation of Section 6, the Committee, in its sole discretion, shall be permitted at any time prior to payment in respect of an Award to reduce or otherwise amend the Award (including determining that zero dollars should be paid), regardless of whether any criteria set forth in Schedule 1 have been achieved.